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                                                                     EXHIBIT 4.1


                          SECURITIES PURCHASE AGREEMENT


        SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 29, 2000, by and among General Magic, Inc., a Delaware corporation, with headquarters located at 420 N. Mary Avenue, Sunnyvale, California 94086 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

        B. The Company has authorized the following new series of its preferred stock, par value $.001 per share: the Company's Series H Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock, substantially in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS");

        C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 2,200 shares of the Preferred Stock (the "PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and warrants, substantially in the form attached hereto as Exhibit B (the "WARRANTS") to acquire shares of Common Stock for each Preferred Share equal to 50% of the result of (i) $10,000 divided by (ii) the Warrant Exercise Price (as defined in the Warrants) on the date which is 11 trading days after the Company files a Form 8-K with the Securities and Exchange Commission pursuant to Section 4(i) (as exercised, collectively, the "WARRANT SHARES"); (the Preferred Shares, the Warrants, the Conversion Shares, the Warrant Shares and any shares of Common Stock (the "REGISTRATION DELAY PAYMENT SHARES") issued as payment of Registration Delay Payments (as defined in the Registration Rights Agreement referred to below) are collectively referred to in this Agreement as the "SECURITIES"); and

        D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.



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        NOW THEREFORE, the Company and the Buyers hereby agree as follows:

        1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                a. Purchase of Preferred Shares and Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company an aggregate of 2,200 Preferred Shares in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers along with the Warrants to purchase a number of Warrant Shares for each Preferred Share equal to 50% of the result of (i) $10,000 divided by (ii) the Warrant Exercise Price on the date which is 11 trading days after the Company files a Form 8-K with the Securities and Exchange Commission pursuant to Section 4(i) (the "CLOSING"). The aggregate purchase price (the "PURCHASE PRICE") of each Preferred Share and the related Warrants at each Closing shall be $10,000.

                b. The Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Central Time within three (3) business days following the date which is the 11th trading day after the filing of the Form 8-K pursuant to Section 4(i) hereof, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date by facsimile, except that the certificates representing the Preferred Shares and Warrants shall have been delivered to counsel for the Buyers. In the event any party sends the other parties written notice that a physical closing is desired, at least two (2) Business Days prior to the Closing Date, then the Closing shall occur on the Closing Date at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, 40th Floor, Los Angeles, California 90067 or at such other place as the Company and the Buyers may mutually agree.

                c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each such Buyer stock certificates (in the denominations as such Buyer shall request) (the "STOCK CERTIFICATES") representing such number of Preferred Shares which such Buyer is then purchasing along with the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

        2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                Each Buyer represents and warrants with respect to only itself that:

                a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable, (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof, and
(iv) under certain circumstances, will acquire Registration



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Delay Payment Shares, in each case for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m). Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor



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rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on
Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the securities.

                g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold without restriction pursuant to Rule 144(k). Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) or other instruments from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or



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(ii) advice of counsel that such sale is exempt from registration required by
Section 5 of the 1933 Act. Notwithstanding anything to the contrary contained herein, if the legend is removed from any certificate representing any of the Securities due to the availability of an effective registration statement relating to the resale thereof, and such registration statement is no longer effective, upon the reasonable request of the Company, each Buyer who is a holder of such Securities agrees to return certificates representing the affected Securities, provided such Securities have not been sold pursuant to such registration statement, to the Company's transfer agent in order that the legend set forth above may be re-imposed on such Securities.

                h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                i. Residency. Such Buyer is a resident of that country or jurisdiction specified on the Schedule of Buyers.

                j. No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of such Buyer.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to each of the Buyers that:

                a. Organization and Qualification. Set forth in Schedule 3(a) is a complete list of each entity in which the Company, directly or indirectly, owns any capital stock or holds an equity or similar interest. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the outstanding capital stock or holds an equity or similar interest representing at least 50% of the outstanding equity or similar interests of such entity) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken



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as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations.

                b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants and the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents and the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders; (iii) the Transaction Documents have been duly executed and delivered by the Company; (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies; and (v) prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

                c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 51,291,300 shares were issued and outstanding, 8,521,938 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 852,470 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock; and (ii) 500,000 shares of Preferred Stock, of which as of the date hereof, (A) 50,000 shares were designated as Series A Preferred Stock and 50,000 shares of Series A Preferred Stock were issued and outstanding, (B) 12,000 shares were designated as Series B Preferred Stock and no shares of Series B Preferred Stock were issued and outstanding, (C) 3,000 shares were designated as Series C Preferred Stock and no shares of Series C Preferred Stock were issued and outstanding, (D) 2,000 shares were designated as the Series D Preferred Stock and 399 shares of Series D Preferred Stock were issued and outstanding, (E) 699 shares were designated as the Series E Preferred Stock and 350 shares of Series E Preferred Stock were issued and outstanding, (F) 1,000 shares were designated as the Series F Preferred Stock and 525 shares of Series F Preferred Stock were issued and outstanding, and (G) 2,000 shares were designated as the Series G Preferred Stock and 1,500 shares of Series G Preferred Stock were



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issued and outstanding and 500 shares of Series G Preferred Stock were issuable and reserved for issuance pursuant to securities exercisable for shares of Series G Preferred Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);
(v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least that number of shares of Common Stock required to be reserved by the Company pursuant to Section 4(f) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, and upon issuance, the Registration Delay Payment Shares, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock and entitled to be traded on the Nasdaq National Market, The New York Stock Exchange, Inc. ("NYSE") or The American Stock Exchange, Inc. ("AMEX"). Based in part upon the representations of Buyers in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.



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                e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under (x) its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of Preferred Stock or By-laws or their organizational charter or by-laws, respectively, or (y) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for such violations which have not had and, to the knowledge of the Company, will not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, in violation of any law, ordinance or regulation of any governmental entity, except for any violations which individually or in the aggregate will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and the Closing Date and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

                f. SEC Documents; Financial Statements. Since December 31, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to or made available for review by the Buyers or their respective



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representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, the information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, agents or employees have provided the Buyers with any material, nonpublic information.

                g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or the SEC Documents filed on EDGAR at least five (5) business days prior to the date hereof, since December 31, 1998, there has been no adverse change and no adverse development in the business, properties, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, may have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in Schedule 3(h).

                i. Acknowledgment Regarding Buyers' Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions



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contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, Inc., nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933
Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, where the result of such expiration or termination would have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secret or technical information by others which infringement could have a Material Adverse Effect, and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                o. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) and (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

                p. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                r. Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or a modification of any such certificate, authorization or permit.

                s. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                t. Foreign Corrupt Practices Act. To the knowledge of the Company, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                u. Tax Status. Except as set forth on Schedule 3(u), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

                v. Certain Transactions. Except as set forth on Schedule 3(v) and in the SEC Documents filed on EDGAR at least five (5) business days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                x. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable Section 203 of the Delaware General Corporation Law, or any other similar anti-takeover provision under applicable California law, contained in the Company's Certificate of Incorporation, or otherwise which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

                y. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                z. Rights Plan. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

        4. COVENANTS.

                a. Best Efforts. Each party shall use its best efforts timely to satisfy the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                c. Reporting Status. Until the earlier of (i) the date which is one (1) year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto); or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Preferred Shares or Warrants is outstanding (the "REPORTING PERIOD"); the Company (I) shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and (II) except as a result of a Major Transaction (as defined below) (provided that the Company has complied with Sections 2(c)(ii) of the Certificate of Designations, Section 7(e) of the Warrants and Section 4(m) of this Agreement), shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

        A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events occurs:

        (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

        (ii) the sale or transfer of all or substantially all of the Company's assets; or

        (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

                d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and Warrants for general corporate purposes.

                e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the 1933 Act; (ii) using the Company's reasonable best efforts, on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares (without regard to any limitations on conversions) issuable upon conversion of all the Preferred Shares then outstanding at the Conversion Price then in effect as specified in Section 2(b) of the Certificate of Designations and the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises) at the Exercise Price (as defined in the Warrants) then in effect.

                g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including The Nasdaq SmallCap Market and the Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall use its best efforts to maintain the Common Stock's authorization for listing on the Nasdaq National Market, AMEX or NYSE. Neither the Company nor any of its Subsidiaries shall take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on the Nasdaq National Market, AMEX or NYSE (other than to switch listings from the Nasdaq National Market to AMEX or NYSE or from AMEX to the Nasdaq National Market or NYSE). The Company shall promptly offer to provide to each Buyer copies of any notices it receives from the Nasdaq National Market, AMEX or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(g).

                h. Transactions With Affiliates. So long as any Preferred Shares or Warrants are outstanding the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own 5% or more of the

Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                i. Filing of Form 8-K. On or before the second (2nd) business day following the date of this Agreement, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such 8-K this Agreement, the Certificate of Designation, the Registration Rights Agreement and the form of Warrant, in the form required by the 1934 Act.

                j. Intentionally omitted.

                k. Right of Participation. Subject to the exceptions described below, the Company and its Subsidiaries shall not contract with any party for any (i) convertible securities (other than the Preferred Shares pursuant to this Agreement) that are convertible into or exchangeable for Common Stock at a price which may vary (including by way of one or more periodic adjustments to a fixed conversion price) with the market price of the Common Stock or shares of Common Stock with an effective ultimate purchase price which may vary with the market price of the Common Stock after the issuance date of such shares of Common Stock (the formulation for such variable price being herein referred to as, the "VARIABLE PRICE"), (ii) shares of Common Stock issued at a price which is less than the Fixed Conversion Price (as defined in the Certificate of Designations) on the date immediately preceding the issuance date of such shares, or (iii) convertible securities (other than the Preferred Shares pursuant to this Agreement) that are convertible into or exchangeable for Common Stock at a price which is less than the Fixed Conversion Price on the date immediately preceding the issuance date of such convertible securities ("FUTURE OFFERINGS") during the period (the "RIGHT OF PARTICIPATION PERIOD") beginning on the date which is 184 days after the Closing Date and ending on and including December 31, 2000, unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "PARTICIPATION OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Participation Percentage (as defined below), as of the date of delivery of the Participation Offering Notice, of the Future

Offering (the limitations referred to in this sentence are collectively referred to as the "PARTICIPATION OFFERING LIMITATION"). For purposes of this Section 4(k), "AGGREGATE PARTICIPATION PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by multiplying (I) 50% by (II) the quotient of (i) the aggregate number of Preferred Shares purchased by such Buyer at the Closing, divided by (ii) the aggregate number of Preferred Shares purchased by all Buyers at the Closing. A Buyer can exercise its option to participate in a Future Offering pursuant to this Section 4(k) by delivering written notice thereof to participate to the Company within 10 business days of receipt of a Participation Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Participation Percentage of the Future Offering, and that number of securities it is willing to purchase in excess of its Aggregate Participation Percentage of the Future Offering. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Participation Percentage of the Future Offering, then each Buyer which has indicated that it is willing to purchase a number of securities in excess of its Aggregate Participation Percentage of the Future Offering shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering pursuant to this Section 4(k) within the periods described in this Section 4(k), the Company shall have 45 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions (including the amount thereof), no more favorable to the purchasers thereof than specified in the Participation Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities during the Right of Participation Period without first offering such securities to the Buyers in the manner provided in this
Section 4(k). The Participation Offering Limitation shall not apply to (i) a loan from a bank or institutional lender which does not have any equity feature other than warrants exercisable at an exercise price greater than 50% of the market price of the Common Stock at the time of such loan and exercisable for a number of shares of Common Stock which does not exceed the quotient of (I) 10% of the proceeds to the Company from such loan, divided by (II) the market price of the Common Stock at the time of such loan, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product or license or other assets by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any contract, plan or agreement which has been approved by the board of directors of the Company pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service providers, (vi) the issuance of securities pursuant to an offering by the Company in reliance upon Rule 144A under the 1933 Act with proceeds to the Company of at least $50,000,000 and which does not provide for any demand or piggyback registration rights for at least one (1) year from the date of the offering or (vii) issuances of Common Stock under that certain Common Stock Investment Agreement, dated as of July 30, 1999 and as amended on March 21, 2000, between the Company and Cripple Creek Securities, LLC (the "INVESTMENT AGREEMENT"), provided there are no amendments or waivers of provisions thereof (A) relating to (I) the aggregate dollar amount of the shares of Common Stock issuable under the Investment Agreement, (II) the per share purchase price or the $2.00 per share minimum purchase price or (III) additional consideration to be received or costs or expenses recoverable by the Investor thereunder or (B) which would result in a larger number of shares of Common Stock being issued or available for issuance under the Investment Agreement than was contemplated on March 21, 2000 by the Investment Agreement. The Buyers shall not be required to participate or exercise their right of participation with respect to a particular Future Offering in order to exercise their right of participation with respect to later Future Offerings.

                l. Waiver of Certain Other Rights of First Refusal. Each Buyer agrees that beginning on and including the date which is 184 days after the Closing Date the right of participation contained in Section 4(k) above shall supersede all other prior oral or written agreements for rights of first refusal or participation between such Buyer and the Company (including, without limitation, the rights set forth in Section 4(m) of the Securities Purchase Agreement between the Company and holders of the Series D Preferred Stock dated March 30,1999 (the "SERIES D PURCHASE AGREEMENT") and in Section 4(e) of the Exchange Agreement between the Company and holders of the Series F Preferred Stock dated September 9, 1999 (the "SERIES F EXCHANGE AGREEMENT")) for the period beginning on and including the date which is 184 days after the Closing Date and ending on and including December 31, 2000, and beginning on and including the date which is 184 days after the Closing Date such Buyer waives and relinquishes all such other rights of first refusal and participation and agrees that such rights shall no longer be of any force or effect for the period beginning on and including the date which is 184 days after the Closing Date and ending on and including December 31, 2000. Nothing in this Section 4(l) shall in any way effect such Buyer's rights of first refusal under Section 4(m) of the Series D Purchase Agreement and Section 4(e) of the Series F Exchange Agreement prior to the date which is 184 days after the Closing Date.

                m. Corporate Existence. So long as a Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity (and, if an entity different than such surviving or successor entity, the entity whose securities the holders of Common Stock of the Company immediately prior to such merger, consolidation or sale of assets will receive in such transaction) in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market, NYSE or AMEX.

                n. Consent to Issuance of Preferred Shares. Each Buyer consents, under Section 4(g) of the Series D Purchase Agreement and Section 4(f) of the Series F Exchange Agreement, to the issuance of the Preferred Shares and the Warrants pursuant to this Agreement.

        5. TRANSFER AGENT INSTRUCTIONS.

                The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions and stop transfer instructions permitted by the Irrevocable Transfer Agent Instructions or to give effect to
Section 2(f) (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the resale of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in form and substance generally acceptable to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Preferred Shares and the Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                (iii) Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                (iv) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

        7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (i) The Company shall have executed each of the Transaction Documents to which it is a party, and delivered the same to such Buyer.

                (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                (iii) The Common Stock shall be authorized for quotation on the Nasdaq National Market or listing on AMEX or NYSE, trading in the Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants to be traded on the Nasdaq National Market, AMEX or NYSE shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc., AMEX or NYSE and all of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Preferred Shares and the related Warrants, as the case may be, to be sold at the Closing shall be listed upon the Nasdaq National Market, AMEX or NYSE.

                (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents or Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                (v) Such Buyer shall have received the opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                (vi) The Company shall have executed and delivered to such Buyer the Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing.

                (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                (viii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least that number of shares of Common Stock required to be reserved by the Company pursuant to Section 4(f).

                (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Closing Date.

                (xi) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Certificate of Incorporation and (C) By-laws, each as in effect at the Closing.

                (xii) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date.

                (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

                (xiv) 92% of the average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days beginning on and including the first trading day after the date on which the Company files a Form 8-K with the Securities and Exchange

        Commission describing the terms of the offering of Preferred Shares pursuant to Section 4(i) hereof on the Closing Date shall not be less than $5.00.

                (xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

        8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim by another Buyer) and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or the Certificate of Designations, or any other certificate, instrument or document contemplated hereby or thereby,
(ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, excluding losses resulting solely from a decline in the market value of the Company's securities, or (iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

        9. GOVERNING LAW; MISCELLANEOUS.

                a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of (i) the state and federal courts sitting in the City of New York, borough of Manhattan and (ii) the state and federal courts sitting in the State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares and the Conversion Shares held by holders or former holders of the Preferred Shares (determined on an as converted to Common Stock basis at the time of such determination) then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Preferred Shares, as the case may be.

                f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when delivered by a delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

               General Magic, Inc.
               420 N. Mary Avenue
               Sunnyvale, California 94086
               Telephone:    (408) 774-4000
               Facsimile:    (408) 774-4033
               Attention:    President

        With a copy to:

               Gibson, Dunn & Crutcher LLP
               2029 Century Park East
               40th Floor
               Los Angeles, California 90067
               Telephone:    (310) 557-8041
               Facsimile:    (310) 552-7018
               Attention:    Russell C. Hansen, Esq.

        If to the Transfer Agent:

               EquiServe LP
               150 Royall Street
               Canton, Massachusetts 06321
               Telephone:    (781) 575-0044
               Facsimile:    (781) 575-2549
               Attention:    Sandra Burgess

        If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or
(iii) above, respectively.

                g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Major Transaction with respect to which the Company is in compliance with Sections 2(c)(ii) of the Certificate of Designations, Section 4(m) of the Securities Purchase Agreement and Section 8(e) of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, each Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by such Securities.

                h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

                m. Placement Agent. The Company acknowledges that it has engaged Promethean Capital Group, LLC as placement agent in connection with the sale of the Preferred Shares and the Warrants. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                o. Remedies. Each Buyer and each holder of Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract relating to the subject matter hereof and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Warrants, the Registration Rights

Agreement or the Certificate of Designations or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                                   * * * * * *

        IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:                                    BUYERS:

GENERAL MAGIC, INC.                         HFTP INVESTMENT L.L.C.
                                               By:  Promethean Asset Management
                                                    L.L.C.
                                               Its: Investment Manager
By:
   ---------------------------------
Name:
Its:                                           By:
                                                  ------------------------------
                                               Name: James F. O'Brien, Jr.
                                               Its:  Managing Member



                                            HALIFAX FUND, L.P.
                                               By:      The Palladin Group, L.P.
                                               Its:     Attorney-in-Fact


                                               By:
                                                  ------------------------------
                                               Name:    Robert Chender
                                               Title:   Managing Director

       [PAGE 2 OF 3 OF THE SECURITIES PURCHASE AGREEMENT SIGNATURE PAGES]

                                            PALLADIN PARTNERS I, L.P.
                                               By:  Palladin Asset Management,
                                                    L.L.C.
                                               Its: General Partner


                                               By:
                                                  ------------------------------
                                               Name:    Robert Chender
                                               Title:   Managing Director


                                            PALLADIN OVERSEAS FUND LIMITED
                                               By:  The Palladin Group L.P.
                                               Its: Attorney-in-Fact


                                               By:
                                                  ------------------------------
                                               Name:    Robert Chender
                                               Title:   Managing Director


                                            THE GLENEAGLES FUND COMPANY
                                               By:  The Palladin Group L.P.
                                               Its: Attorney-in-Fact


                                               By:
                                                  ------------------------------
                                               Name:    Robert Chender
                                               Title:   Managing Director



                                            LANCER SECURITIES LTD.
                                               By:  The Palladin Group L.P.
                                               Its: Attorney-in-Fact


                                               By:
                                                  ------------------------------
                                               Name:    Robert Chender
                                               Title:   Managing Director

       [PAGE 3 OF 3 OF THE SECURITIES PURCHASE AGREEMENT SIGNATURE PAGES]


                                               FISHER CAPITAL LTD.


                                               By:
                                                  ------------------------------
                                               Name: Daniel Hopkins
                                               Its:  Authorized Signatory


                                               WINGATE CAPITAL LTD.


                                               By:
                                                  ------------------------------
                                               Name: Daniel Hopkins
                                               Its:  Authorized Signatory

                               SCHEDULE OF BUYERS

                                                           NUMBER OF     INVESTOR'S REPRESENTATIVES'
                                 INVESTOR ADDRESS          PREFERRED              ADDRESS
    INVESTOR NAME              AND FACSIMILE NUMBER          SHARES          AND FACSIMILE NUMBER
    -------------              --------------------          ------          --------------------
HFTP Investment L.L.C.        Promethean Asset                 725     Katten Muchin & Zavis
                              Management, L.L.C.                       525 West Monroe, Suite 1600
                              750 Lexington Avenue, 22nd               Chicago, Illinois  60661-3693
                              Floor                                    Attn:  Robert J. Brantman, Esq.
                              New York, New York 10022                 Facsimile:  312-902-1061
                              Attn: James F. O'Brien, Jr.              Telephone: 312-902-5200
                              Facsimile:  212-758-9334
                              Telephone: 212-702-5200

Palladin Partners I,          Residence:  New York              35     The Palladin Group L.P.
L.P.                          c/o The Palladin Group L.P.              As Investment Advisor
                              195 Maplewood Avenue                     195 Maplewood Avenue
                              Maplewood, New Jersey 07040              Maplewood, New Jersey 07040
                              Attn:  Kevin Gerlitz                     Attn:  Kevin Gerlitz
                              Facsimile: 973-313-6490                  Facsimile: 973-313-6490
                              Telephone: 973-313-6420                  Telephone: 973-313-6420

Halifax Fund, L.P.            Residence:  New York             615     The Palladin Group L.P.
                              c/o Citco Fund Services                  As Investment Advisor
                              (Cayman Islands) Ltd.                    195 Maplewood Avenue
                              Corporate Centre, West Bay               Maplewood, New Jersey 07040
                              Road                                     Attn:  Kevin Gerlitz
                              P.O. Box 31106 SMB                       Facsimile: 973-313-6490
                              Grand Cayman, Cayman Islands             Telephone: 973-313-6420
                              Facsimile:  345-949-3877
                              Telephone: 345-949-3977

The Gleneagles Fund           Residence:  Cayman Islands        60     The Palladin Group L.P.
Company                       c/o Citco Fund Services                  As Investment Advisor
                              (Cayman Islands) Ltd.                    195 Maplewood Avenue
                              Corporate Centre, West Bay               Maplewood, New Jersey 07040
                              Road                                     Attn:  Kevin Gerlitz
                              P.O. Box 31106 SMB                       Facsimile: 973-313-6490
                              Grand Cayman, Cayman Islands             Telephone: 973-313-6420
                              Facsimile:  345-949-3877
                              Telephone: 345-949-3977

Palladin Overseas             Residence:  Cayman Islands        20     The Palladin Group L.P.
Fund Limited                  c/o Citco Fund Services                  As Investment Advisor
                              (Cayman Islands) Ltd.                    195 Maplewood Avenue
                              Corporate Centre, West Bay               Maplewood, New Jersey 07040
                              Road                                     Attn:  Kevin Gerlitz
                              P.O. Box 31106 SMB                       Facsimile: 973-313-6490
                              Grand Cayman, Cayman Islands             Telephone: 973-313-6420
                              Facsimile:  345-949-3877
                              Telephone: 345-949-3977

                              Residence:  Cayman Islands


Lancer Securities             c/o The Palladin Group L.P.       20     The Palladin Group L.P.
Ltd.                          195 Maplewood Avenue                     As Investment Advisor
                              Maplewood, New Jersey 07040              195 Maplewood Avenue
                              Attn:  Kevin Gerlitz                     Maplewood, New Jersey 07040
                              Facsimile: 973-313-6490                  Attn:  Kevin Gerlitz
                              Telephone: 973-313-6420                  Facsimile: 973-313-6490
                                                                       Telephone: 973-313-6420

Fisher Capital Ltd.           Residence:  New York             471     Katten Muchin & Zavis
                              Citadel Investment Group,                525 W. Monroe Street
                              L.L.C.                                   Chicago, Illinois 60661-3693
                              225 West Washington Street               Attention: Robert J. Brantman,
                              Chicago, Illinois 60606                  Esq.
                              Attention: Daniel Hopkins                Facsimile: (312) 902-1061
                               Kenneth A. Simpler                      Telephone: (312) 902-5200
                              Facsimile: (312) 338-0780
                              Telephone: (312) 696-2100

Wingate Capital Ltd.          Residence: Illinois              254     Katten Muchin & Zavis
                              Citadel Investment Group,                525 W. Monroe Street
                              L.L.C.                                   Chicago, Illinois 60661-3693
                              225 West Washington Street               Attention: Robert J. Brantman,
                              Chicago, Illinois 60606                  Esq.
                              Attention: Daniel Hopkins                Facsimile: (312) 902-1061
                                         Kenneth A. Simpler            Telephone: (312) 902-5200
                              Facsimile: (312) 338-0780
                              Telephone: (312) 696-2100

                              Residence: Illinois

LIST OF SCHEDULES

SCHEDULE 3(a)  Subsidiaries
SCHEDULE 3(c)  Capitalization
SCHEDULE 3(e)  Conflicts
SCHEDULE 3(g)  Material Changes
SCHEDULE 3(h)  Litigation
SCHEDULE 3(n)  Intellectual Property
SCHEDULE 3(p)  Liens
SCHEDULE 3(u)  Tax Status
SCHEDULE 3(v)  Certain Transactions


LIST OF EXHIBITS

EXHIBIT A    Form of Certificate of Designations, Preferences and Rights of the
             Series H Preferred Stock
EXHIBIT B    Form of Registration Rights Agreement
EXHIBIT C    Form of Company Counsel Opinion
EXHIBIT D    Form of Irrevocable Transfer Agent Instructions